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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                    FORM 8-K
                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 22, 2000


                                 ALPHACOM, INC.
             (Exact name of registrant as specified in its charter)



         NEVADA                        333-83573             34-1868605
(State or Other Jurisdiction of       (Commission           (IRS Employer
Incorporation)                        File Number)       Identification Number)



1035 ROSEMARY BOULEVARD, AKRON, OHIO          44306           (330) 785-5555
(Address of Principal Executive Offices)    (Zip Code)       (Telephone Number)







                                    Copy to:

                                 J. Bret Treier
                                 Brouse McDowell

                            500 First National Tower
                             Akron, Ohio 44308-1471
                                 (330) 535-5711


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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

         On December 21, 2000, the independent accountants who were previously engaged as the principal accountants to audit the financial statements of AlphaCom, Inc. ("AlphaCom"), resigned by a letter issued to AlphaCom on such date.

         The principal accountants' report on AlphaCom's financial statements for each of the past two years have contained a "going concern" qualification, stating that the "future viability of the Company is dependent upon its ability to successfully obtain sufficient capital and market acceptance of its products." Such accountant's reports have not otherwise contained an adverse opinion or a disclaimer of opinion, or been qualified or modified as to uncertainty, audit scope, or accounting principles.

         The decision to change accountants was based upon the accountants' decision to no longer engage in representation of public-reporting companies. The decision therefore had not previously been recommended or approved by the Board of Directors or any audit or similar committee thereof.

         During AlphaCom's two most recent fiscal years, and any subsequent interim period preceding such resignation, there have been no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the former accountants, would have caused them to make reference to the subject matter of disagreement in connection with their report.

         (b)  Exhibits

                  1(a)  Accountants' resignation letter

                  1(b) Accountants' letter of agreement/disagreement (to be filed by amendment)


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                         ALPHACOM, INC.

Dated: December 29, 2000                 By: /s/ Joseph M. Lechiara
                                             -----------------------------------
                                                 Joseph M. Lechiara,
                                                 Chief Financial and Chief
                                                 Accounting Officer



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                                 ALPHACOM, INC.
                           CURRENT REPORT ON FORM 8-K

                                INDEX OF EXHIBITS

  EXHIBIT

     1(a)  Accountants' resignation letter

     1(b) Accountants' letter of agreement/disagreement (to be filed by amendment)



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